Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the reference to our firm under the caption “Experts” and the use of our report dated June 29, 2020 on the consolidated financial statements of Ecoark Holdings Inc. and its subsidiaries  which appears in this Amendment No. 1 to Registration Statement on Form S-1.

/s/ RBSM LLP

Larkspur, California

July 23, 2020